UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

Aemetis, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-36475	26-1407544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700

Cupertino, CA 95014

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(408) 213-0940

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	AMTX	NASDAQ Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐   Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

☐   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2021, the Company’s Board of Directors (the “Board”) increased the number of directors and appointed Timothy Simon as a Class II director to fill the newly available directorship, with an initial term to continue until the Company’s 2022 Annual Meeting of Stockholders.

Mr. Simon was appointed to the CPUC by Governor Arnold Schwarzenegger in February 2007, ending his term in December 2012. During his time as a CPUC commissioner, Mr. Simon served as Chair of the National Association of Regulatory Utility Commissioners (“NARUC”) Natural Gas Committee; Chair of the LNG Partnership between the Department of Energy and NARUC; founding member of the Call to Action National Gas Pipeline Safety Taskforce with the U.S. Department of Transportation; and member of the National Petroleum Council. Mr. Simon currently serves on the board of Charah Solutions, Inc. (NYSE: CHRA).

Prior to his CPUC appointment, Mr. Simon served as Appointments Secretary in the Office of the Governor, the first African American in California history to hold this post. He also served as Adjunct Professor of Law at Golden Gate University School of Law and the University of California Hastings College of the Law. Prior to public service, Mr. Simon was an in-house counsel and compliance officer with Bank of America, Wells Fargo, and the Robertson Stephens investment bank.

In 2013, Mr. Simon created TAS Strategies, serving as an attorney and consultant on utility, infrastructure, financial services, and broadband projects. He is a frequent public speaker, expert witness and panelist on energy, infrastructure, diversity, and inclusion.

In 2019, Mr. Simon was elected Chairman of the Board of Directors for the California African American Chamber of Commerce and elected to the University of San Francisco Board of Trustees. He currently serves on the North American Energy Standards Board Advisory Council and is a member of the National Bar Association, Energy Bar Association, The Saint Thomas More Society and the National Board of Directors for the American Association of Blacks in Energy.

Mr. Simon received a bachelor’s degree in Economics from the University of San Francisco (Distinguished Alumni) and a Juris Doctor from the U.C. Hastings College of the Law. He is an active member of the State Bar of California.

In connection with her service as a member of the Board, Mr. Simon is eligible, subject to the Company’s director compensation policy, to receive the Company’s standard non-employee director cash and equity compensation. Mr. Simon will receive a pro rata portion of the $75,000 annual retainer for his service as a member of the Board in 2021. As a new director, Mr. Simon is eligible under the Company’s director compensation policy to receive a stock option grant to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2019 Stock Plan. The grant of the foregoing stock option to Mr. Simon will be made at the next Governance, Nominating and Compensation Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

October 18, 2021	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer

3